                                               Filed Pursuant To Rule 424(b)(1)
                                                     Registration No. 333-81583

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 25, 2002)


                                  11,500 SHARES

                          Newfield Exploration Company

                                  COMMON STOCK

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         Pursuant to a sales agency agreement, we sold 11,500 shares of our common stock on March 28, 2002 through UBS Warburg LLC, as our agent. The shares were sold in ordinary brokers' transactions on the New York Stock Exchange. On March 28, 2002, the last reported sales price of our common stock on the New York Stock Exchange was $36.99 per share.

                                                     Per
                                                    Share*           Total
                                                  ----------       ---------
 Price to Public.................................. $ 37.1086       $ 426,749
 Commission to Agent.............................. $  1.1132       $  12,802
 Proceeds to Newfield (before expenses)........... $ 35.9954       $ 413,947

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       *Weighted average

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES FOR FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                 UBS WARBURG LLC

               This prospectus supplement is dated March 28, 2002